EXHIBIT 10.12




                         EQUITY JOINT VENTURE AGREEMENT
                                     BETWEEN
                               COMTECH GROUP INC.,
                                       AND
                              BROADWELL GROUP LTD.,












                                December 8, 2004


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                                TABLE OF CONTENTS

Acticle 1.      DEFINITION.....................................................3
Article 2.      ESTABLISHMENT AND LEGAL FORM OF THE JV COMPANY.................6
Acticle 3.      PURPOSE AND BUSINESS SCOPE.....................................7
Acticle 4.      TOTAL INVESTMENT AND REGISTERED CAPITAL........................8
Acticle 5.      OBLIGATIONS AND RIGHTS OF THE PARTIES..........................9
Acticle 6.      REPRESENTATIONS, WARRANTIES AND INDEMNITY.....................11
Acticle 7.      BOARD OF DIRECTORS............................................12
Acticle 8.      MANAGEMENT ORGANIZATION.......................................17
Acticle 9.      LABOR MANAGEMENT..............................................19
Acticle 10.     FINANCIAL AFFAIRS AND ACCOUNTING..............................20
Acticle 11.     DISTRIBUTION OF PROFITS.......................................22
Acticle 12.     TAXATION AND INSURANCE........................................23
Acticle 13.     NON COMPETITION...............................................24
Acticle 14.     CONFIDENTIALITY...............................................25
Acticle 15.     TERM OF THE JV COMPANY........................................27
Acticle 16.     MERGER, DIVISION, BANKRUPTCY, TERMINATION AND LIQUIDATION.....28
Acticle 17.     FORCE MAJEURE.................................................31
Acticle 18.     SETTLEMENT OF DISPUTES........................................32
Acticle 19.     APPLICABLE LAW................................................33
Acticle 20.     MISCELLANEOUS PROVISIONS......................................34
Acticle 21.     MILESTONES....................................................36


                                       1
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                              PRELIMINARY STATEMENT


This EQUITY JOINT VENTURE AGREEMENT (hereinafter referred to as "AGREEMENT" or "CONTRACT") is entered into in Hongkong on January 17, 2005 by and between COMTECH GROUP INC., (hereinafter referred as "GROUP") a OCTBB listed company under the symbol of COGO and BROADWELL GROUP LTD., (hereinafter referred as "BROADWELL, or THE TEAM") a British Virgin Island (BVI) company in accordance with the Company Law of Hong Kong and other relevant laws and regulations. After friendly consultations conducted in accordance with the principles of equality and mutual benefits, the parties have agreed to establish an Equity Joint Venture Enterprise------COMTECH BROADBAND INC, (hereafter referred to as the "JV COMPANY, JV, JOINT VENTURE, or BROADBAND") in Hong Kong, and therefore make agreements herein below:


                                       2
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                             ACTICLE 1. DEFINITION


DEFINITIONS
-----------

         Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

         "AFFILIATE" means, with respect to any entity, any other entity, which, directly or indirectly, is controlled by, under common control with, or in control of, such entity; the term "CONTROL" shall mean ownership of fifty per cent. (50%) or more of the voting stock or registered capital, or the power to appoint or elect a majority of the directors or to direct the management of an entity.

         "APPROVAL AUTHORITIES" means the governmental departments, authorized under the laws of the PRC and the State Council administrative regulations regarding the examination and approval of foreign investment projects, which have the power to examine and approve this Contract and the Articles of Association.

         "ARTICLES OF ASSOCIATION" means the articles of association of the JV Company signed by each of the Parties immediately following execution of this Contract and approved by the Approval Authorities simultaneously with the approval of this Contract and any amendment thereto approved in accordance with the provisions of this Contract.

         "BOARD OF DIRECTORs" or "BOARD" means the board of directors of the JV Company established pursuant to Article 7 hereof.

         "BUSINESS LICENSE" means the business license of the JV Company issued by the State Administration of Industry and Commerce or its authorized local Administration of Industry and Commerce.

         "CEO" means the chief executive officer.

         "CFO" means the chief financial officer.

         "CTO" means the chief technical officer.

         "DIRECTOR" means a director of the JV Company.

         "EFFECTIVE DATE" means the effective date on which this Agreement becomes effective, which shall be the date upon which the Agreement and the Articles of Association are approved by the Approval Authorities.



                                       3
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         "ENCUMBER" means to, directly or indirectly, pledge, mortgage, grant a security interest, or otherwise encumber, or enter into any contract, any voting trust or other agreement or arrangement therefore; and "ENCUMBRANCE" shall have correlative meanings.

         "EQUITY INTERESTS" means, in respect of any Party, its proportional shareholding in the JV Company as a result of its capital contribution to the JV Company in accordance with the terms of this Contract and all rights in relation to the JV Company accruing to and/or enjoyed by such Party as a result of such capital contribution including, without limitation, voting rights and rights to profits. Such Equity Interests shall changed from time to time according to this Contract, and may be adjusted in accordance with the actual capital contributions of Parties.

         "FISCAL YEAR" has the meaning ascribed to it in Article 10.

         "HONG KONG" means the Hong Kong Special Administrative Region of the
         PRC.

         "MANAGEMENT PERSONNEl" means the JV Company's CEO, CFO, CTO and any other management personnel who report directly to the CEO.

         "PARTIES" means, collectively, Comtech Group, The Steve Team, and any other party which becomes a party to this Agreement pursuant to the terms hereof; "Party" means any one of them.

         "PRC" means the People's Republic of China, for the purposes of this Agreement only, excluding Hong Kong, Macau Special Administrative Region and Taiwan.

         "RIGHT OF FIRST REFUSAL" is a Company's Option. The Company shall have an option for a period of thirty (30) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the Founder in writing before expiration of such thirty (30) day period as to the number of such shares which it wishes to purchase.

         "RMB" or "RENMINBI" means the legal currency of the PRC.

         "SPECIFIED ACCOUNTANTS" means PricewaterhouseCoopers, KPMG, Ernst & Young, and Deloitte & Touche.

         "SUBSIDIARY" means, with respect to any entity, any other entity with legal person status, which, directly or indirectly, is controlled by, such entity; the term "control" shall mean ownership of fifty per cent. (50%) or more of the voting stock or registered capital, or the power to appoint or elect a majority of the directors or to direct the management of an entity.


                                       4
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         "THIRD PARTY" means any natural person, legal person or other organization or entity other than the Parties to this Contract.

         "THREE FUNDS" means the JV Company's reserve fund, expansion fund and employee bonus and welfare fund constituted in accordance with and subject to the laws and regulations governing Sino-foreign joint ventures in the PRC.



                                       5
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           ACTICLE 2. ESTABLISHMENT AND LEGAL FORM OF THE JV COMPANY


ESTABLISHMENT OF THE JV COMPANY
-------------------------------

         The Parties hereby agree to establish and operate, and keep maintaining the nature of, the JV Company as an equity joint venture enterprise in accordance with the laws of Hongkong, laws of jurisdiction at which the JV's subsidiary, or subsidiaries, may present, and the provisions in this Agreement.

NAME AND ADDRESS OF THE JV COMPANY
----------------------------------

         The name of the JV Company shall be Comtech Broadband Inc., in English and [__________________] in Chinese.

         The legal address of the JV Company is
         Rm, 514 5/ F., Manhattan Centre, 8 Kwai Cheong Road, Kwai Chung,
         Hongkong

LEGAL FORM
----------

         The JV Company shall be a limited liability company with independent legal status. The liability of each of the Parties for the debts and obligations of the JV Company shall be limited to its respective contribution to the registered capital of the JV Company. Creditors of the JV Company shall have recourse only to the assets of the JV Company.

LAWS OF REGULATIONS
-------------------

         The activities of the JV Company shall comply with the laws and relevant regulations of BVI and jurisdictions under which the JV Company conducts business, and its legitimate rights and interests shall be protected by such laws and relevant regulations.



                                       6
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                     ACTICLE 3. PURPOSE AND BUSINESS SCOPE


PURPOSE OF THE JV COMPANY
-------------------------

         The purpose of the JV is to serve as an independent distributor promoting IC's and components into China market in start with distributing products made by Broadcom Corporation, a NASDAQ listed company under the symbol of BRCM, into China.

BUSINESS SCOPE OF THE JV
------------------------

         Business scope of the JV shall be: sales of Broadcom's products, and/or other products, which were originally initiated or later are captured by BROADWELL.

CERTAIN BUSINESS PRACTICES
--------------------------

         1) each Party shall use its best efforts to cause the JV Company to, and the JV Company shall, take all necessary actions to cause the Management Personnel, representatives, consultants, employees and agents of the JV Company and its Subsidiaries to comply with all applicable laws, rules and regulations of the USA and all other applicable countries (as they may be amended from time to time) of which such party is or ought reasonably to have been aware, including, without limitation, the USA Foreign Corrupt Practices Act of 1977 (as amended), and any other law regulating payments to government officials;

         2) without limiting the generality of the foregoing, each Party shall use its best efforts to cause the JV Company to be aware of the USA Foreign Corrupt Practices Act of 1977 (as amended), and shall cause the JV Company not to knowingly, directly or indirectly, make any offer, payment or promise to pay or authorize the payment of any money or anything of value to any Non-US official, candidate for political office or political party for the purpose of influencing any act or decision of such Non-US official, political party or candidate for office, or for the purpose of inducing such Non-US official, political party or candidate for office to use his or her influence with any Non-US government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality in order to obtain or retain business for or with, or directing to, any person in violation of the U.S. Foreign Corrupt Practices Act of 1977 (as amended);

         3) no Party shall knowingly take or omit to take any action that would cause the JV Company, its Management Personnel, representatives, consultants, employees or agents to violate or otherwise fail to comply with any applicable laws, rules and regulations.


                                       7
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               ACTICLE 4. TOTAL INVESTMENT AND REGISTERED CAPITAL


TOTAL INVESTMENT
----------------

         The total investment of the JV Company shall be HKD1,000,000

CAPITAL CONTRIBUTION
--------------------

         The JV is to issue 10,000,000 common shares at the par value of HKD0.1/share. The Team is to buy 4,500,000 or 45% of its total outstanding common shares while Group is to buy 5,500,000 or 55% of its total outstanding common shares.

ENCUMBRANCE ON EQUITY RIGHTS
----------------------------

         None of the Parties may, without the written consent of each of the other parties, encumber all or any part of its Equity Interests.




                                       8
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                ACTICLE 5. OBLIGATIONS AND RIGHTS OF THE PARTIES


THE OBLIGATIONS AND RIGHTS OF GROUP
-----------------------------------

1) In order for the JV to function properly, Group is responsible to provide the credit line of four million dollars for Broadband for the first year as soon as the JV is eligible to conduct business legally and increase the credit line to five million and six million for the second and third year respectively.

2) Notwithstanding Article 7, Group should be in charge of the JV's legal and financial control, including, without limitation, determining the legitimacy of JV's business operations, proving or terminating JV's certain practice, appointing CFO, consulting on tax issues and deciding on customer's trade credits.

3) Group shall use its best efforts to assist the JV to establish Comtech Broadband China in PRC and obtain its business license, tax registration, and the certification of Value Added Tax (VAT) status from Chinese taxation authorities.

4) Group shall use its best efforts to assist the JV to obtain any tax privilege, and/or exemption.

5) Group shall have the right of first refusal to purchase JV's shares offered by The Team.

THE OBLIGATIONS AND RIGHTS OF THE TEAM
--------------------------------------

1) The Team is responsible for carrying out normal business functions, including, without limitation, market promotion, negotiation with clients and suppliers, product development, business operation, research and development, customer selection, human resources control, and technical cooperation with outside sources.

2) Without violating labor laws and other regulations, The Team should be able to nominate CEO, CTO, any key members of the management team, and/or any employees except CFO and members of accounting department, of the JV Company.

3) The Team should be able to decide on establishment or termination of offices or subsidiaries for the JV Company.

4)    The Team shall use its best efforts to generate business for the JV
      Company.

5) In the event that the JV gets listed on NASDAQ, The Team has the right to purchase back 500,000 common shares from Group at par value.

6) Once the right of The Team in this section 5) of this Article 5 is satisfied, all the rights listed in the Article 11 DISTRIBUTION OF PROFITS
      (1), (2), (4) will be terminated.


                                       9
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7)    Due to the licensing requirements and timing issues, Group and Comtech
      Communication Technology (Shenzhen) Co., Ltd (hereinafter referred as "COMTECH COMMUNICATION") needs to perform the duties for the JV Company written in this Agreement prior to the formation and finalization of the JV Company and its subsidiaries. Any business conducted through Group and Comtech Communication shall not be, in any ways, discounting the JV Company's annual performance in terms of revenue calculation, bonus, and/or profit distribution. The JV Company will take back the duties and rights presented in this Agreement as soon as the JV is able to operate normally.



                                       10
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              ACTICLE 6. REPRESENTATIONS, WARRANTIES AND INDEMNITY


MUTUAL REPRESENTATIONS AND WARRANTIES
-------------------------------------

         Each Party hereby represents and warrants to each other Party that, as of the date hereof and as of the Effective Date:

         1) it is duly incorporated, validly existing and in good standing under the laws of the place of its establishment or incorporation and it has full power and authority under those laws to enter into this Agreement and to perform all of its obligations hereunder;

         2) the execution and delivery of this Agreement by it has been duly authorized and, upon the Effective Date, this Agreement shall be legally binding on it, and enforceable in accordance with its terms against such Party, subject to bankruptcy, insolvency or other similar laws affecting creditors' rights generally, in each case, applicable to such Party.

         3) neither the execution of this Agreement nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of its Articles of Association, or other constitutive documents or internal regulations, or any law, regulation, rule, authorization or approval of any applicable government agency or body, or of any contract or agreement to which it is a party or subject;

         4) no lawsuit, arbitration, other legal or administrative proceeding or governmental investigation against it which would materially affect its ability to enter into or perform its obligations under this Agreement is in progress or, to the best of its knowledge, any threatened against it.

INDEMNITY
---------

         Each Party hereby respectively undertakes to indemnify each of the other Parties against only direct losses and costs (including legal costs) or any other direct liability suffered or incurred by the other Parties as a consequence of the indemnifying Party's breach of the representations, warranties or undertakings given or made by it hereunder or the occurrence of any Event of Default in relation to it, provided that the aggregate liabilities of any Party shall be limited to an amount equal to its respective capital contribution to the registered capital of the JV Company.



                                       11
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                         ACTICLE 7. BOARD OF DIRECTORS


FORMATION OF THE BOARD OF DIRECTORS
-----------------------------------

         1) The Board of Directors shall be the highest authority of the JV Company. The date of issue of the Business License shall be deemed to be the date of establishment of the Board of Directors.

         2) The Board of Directors shall be composed of three (3) Directors for the first fiscal year, two (2) of whom shall be appointed by Group, one (1) of whom shall be appointed by The Team. One more Director from each party shall be appointed into the Board pursuant to the procedure of election of directors in the ARTICLE OF ASSOCIATION of the JV Company at the beginning of the second fiscal year. Therefore, starting from the second fiscal year, the Board shall be composed of five (5) directors, three (3) of whom shall be appointed by Group, (2) of whom shall be appointed by The Team. The Board shall have one Chairman. The Director or one of the Directors appointed by the Party with the largest Equity Interest shall serve as Chairman of the Board, who shall be the legal representative of the JV Company. Whenever the Chairman is unable to perform his responsibilities for any reason, upon the authorization of the Chairman, another appointed Director may represent him temporarily.

         3) In the case of equality between affirmative and negative votes, the Chairman shall not have a second or casting vote.

         4) Each Director shall be appointed for a term of one (1) year, but the Party, which has appointed a Director, may remove that Director and appoint a replacement from time to time. A Director may serve consecutive terms if reappointed by the Party that originally appointed him. If a seat on the Board of Directors is vacated for the reason of retirement, resignation, removal, disability or death of a Director, the Party that originally appointed such Director shall appoint a successor to serve the remaining term of such Director.

         5) Directors shall serve without any remuneration. The reasonable expenses incurred by the Directors for the performance of their duties as Directors shall be reimbursed by the JV Company following approval by the Board of Directors. This Article shall not restrict the JV Company from paying salaries to Directors in their role, if any, as employees of the JV Company.

         6) To appoint or remove a Director, or to designate or change the Chairman, the relevant Party shall notify each other Party in writing. The appointment and removal of a Director, and the designation and change of the Chairman, shall become effective upon receipt of such notice by each other Party. Any such appointment, removal, designation or change shall be filed by the JV Company with the relevant authority and registered with the relevant Administration of Industry and Commerce to the extent required by law.


                                       12
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INDEMNIFICATION OF DIRECTORS
----------------------------

         The JV Company shall indemnify each Director against any claim or liability arising from his performing his obligations as a Director, provided that such claim or liability is not a result of any misconduct or violation of any laws, regulations and Articles of Association of the JV Company by such Director.

MEETINGS OF THE BOARD
---------------------

         1) The first meeting of the Board of Directors shall be held within sixty(60) days of the date of issue of the Business License. Thereafter, the Board of Directors shall hold at least two (2) meetings in each calendar year. Upon the written request of one-third or more of the Directors or of any Party and specifying the matters to be discussed, the Chairman of the Board shall, within ten (10) days of receipt of such request, convene an interim meeting of the Board of Directors.

         2) The Chairman of the Board shall give written notice, specifying the time, place and agenda of the meeting, to each of the Directors at least ten (10) days prior to any meeting of the Board. A Board meeting held without proper notice having been given to any Director shall be invalid unless such Director, before the meeting, delivers a written notice of waiver to the Chairman. Meetings shall be held at the registered address of the JV Company or such other address(es) in or outside of the PRC as agreed by the Chairman. The Chairman of the Board shall determine the agenda for Board meetings from proposals of Directors and shall be responsible for convening and presiding over such meetings. If the Chairman of the Board fails to attend a Board meeting, or another Director appointed, by the Chairman of the Board shall convene and preside over the meeting.

                  A meeting of the Board may be held through video conference, telephone conference or other communication equipment agreed to by all Directors which allows everybody to take part in the meeting by being able to hear each of the other people at the meeting and by being able to speak to all of them at the same time. Any board resolution, which is passed through video conference or telephone conference or other communication equipment, shall come into effect upon voting by the Directors and shall be signed by such Directors after the relevant Board meeting. Any director or proxy participating in a Board meeting through any of the above means shall be deemed to be present thereat for the purposes of this Agreement.

         3) If a Director is unable to attend a Board meeting, such Director may issue a letter of authorization and appoint a representative to attend the meeting on his behalf. The letter of authorization shall state the scope of authorization. The representative so appointed shall have the same rights and powers as the Director who appointed him. One person is able to represent more than one Director by proxy.



                                       13
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         4)       The Board of Directors shall keep complete and accurate
                  minutes in English and in Chinese of all Board meetings, which shall be signed by the Directors present. The draft minutes of each Board meeting shall be distributed within fifteen (15) days after the relevant meeting to all Directors. Any suggested revision or supplement of the draft minutes shall be delivered in writing to the Chairman of the Board within fifteen (15) days of receipt. The Chairman shall finalize the minutes within sixty (60) days after the meeting and distribute a copy to each Director and each Party. The JV Company shall keep the minutes of the Board meetings, which shall be provided upon request of any Party or its authorized representatives.

POWERS OF THE BOARD
-------------------

         The Board of Directors shall have the power to make all major decisions pertaining to the JV Company. Subject to Articles 7 POWERS OF THE BOARD
         (1) and (2), all major decisions shall require the approval of a simple majority of Directors present in person or by proxy at a duly convened meeting of the Board of Directors.

         1) The approval of all the Directors present in person or by proxy or by any manner permitted by Article 7 MEETINGS OF THE BOARD at a duly convened meeting of the Board of Directors shall be required for each of the following matters:

                  a) any increase or adjustment of the JV Company's total investment and/or registered capital;

                  b)       any amendment to the Articles of Association;

                  c)       division of the JV Company;

                  d)       the dissolution or termination of the JV Company; and

                  e) all such other matters which the Board of Directors may decide from time to time pursuant to Article 7 POWERS OF THE BOARD (1) that approval by the Board of Directors under this Article 7 POWERS OF THE BOARD
                           (2) is required.

         2) The following matters shall require the approval of simple majority of the Directors present in person or by proxy at a duly convened meeting of the Board of Directors;

                  f) any appointment or change of the accounting firm of the JV Company for the purpose of auditing matters;

                  g)       any material change in the business scope of the JV
                           Company;



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                  h)       the JV Company's annual financial budget, accounts,
                           business plan;

                  i) the creation of any Encumbrance over any of the property, business or assets of the JV Company;

                  j) the establishment of any Board or other committee and any terms on which it is to operate;

                  k) any merger or consolidation of the JV Company with another economic organization or entity;

                  l) the approval of any settlement plan submitted to it in relation to the termination of consultancy services provided by the JV Company to other parties;

                  m) any application for the listing of any shares or other securities of the JV Company on any stock exchange or for permission for dealings in any shares or other securities of the JV Company in any securities market;

                  n) any change in the basis of accounting or accounting principles or policies employed by the JV Company other than as required by law or accounting policies generally accepted in the PRC from time to time;

                  o)       any change in the accounting period of the JV
                           Company;

                  p) the raising of any indebtedness other than by way of trade credit on normal commercial terms and in the ordinary course of business, or the variation or termination of any agreement for the raising of any such indebtedness (including without limitation early repayment);

                  q) the entering into, variation or termination of any transaction by the JV Company with (i) a Party or
                           (ii) any Affiliate of a Party or (iii) any Director or officer of any such Party or any Affiliate thereof;

                  r) the grant of option to purchase equity interest in the JV Company to any of its Management Personnel; and

                  s) any investment by the JV Company in any other company or enterprise;

                  t) the adoption of the Tax Statement and the audited Financial Statement by registered accountant;

                  u) the opening of any bank accounts and designation of signing authorities;


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                  v)       any major expenses over RMB50,000; and

                  w) the commencement or settlement by the JV Company in any jurisdiction of legal or arbitration proceedings by the JV Company for an amount less than RMB300,000, including, without limitation, any proceedings seeking to adjudicate the JV Company insolvent involving the above amount;

WRITTEN RESOLUTIONS
-------------------

         The Board of Directors may adopt any resolution without a meeting of the Board if all of the Directors then holding office sign the relevant resolution in written form. Such written resolutions shall be filed with the minutes of Board of Directors' meetings and shall have the same force and effect as a unanimous resolution adopted at a meeting of the Board of Directors.



                                       16
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                       ACTICLE 8. MANAGEMENT ORGANIZATION


MANAGEMENT ORGANIZATION
-----------------------

         The JV Company's management organization shall be under the leadership of a CEO, who shall report directly to the Board of Directors. In addition to the CEO, the JV Company may have one or more deputy general managers, who shall assist the CEO. The JV Company may have a CFO and, may also set up several internal departments with department managers and deputy department managers being responsible for the departments' work thereof respectively.

APPOINTMENT AND REPLACEMENT OF MANAGEMENT PERSONNEL
---------------------------------------------------

         The CEO and the CFO may be nominated by any Party, and all the above-mentioned Management Personnel shall be subject to the appointment by the Board of Directors. The other Management Personnel shall be nominated by the CEO and subject to the appointment by the Board of Directors. Replacements of the Management Personnel, whether by reason of the retirement, resignation, disability or death of any Management Personnel or of the removal of any Management Personnel by the Board of Directors, shall be nominated and appointed in the same manner as mentioned above. However, the first CEO shall be nominated by The Team and the first CFO shall be nominated by Group.

SCOPE OF MANAGEMENT AUTHORITY AND PERFORMANCE OF DUTIES
-------------------------------------------------------

         1) The CEO shall be in charge of the day-to-day operation and management of the JV Company and shall carry out all matters entrusted to him by the Board of Directors.

         2) Except as otherwise agreed by all Parties in writing, the CEO, and all other Management Personnel shall perform their duties on a full-time basis and shall not concurrently serve as a manager or other employee of any other company or enterprise, nor shall they serve as a director or consultant of, or hold or obtain any interest in, any company or enterprise that competes with the JV Company.

         3) The Board of Directors may remove at any time without notice, the CEO, the CFO, or other Management Personnel if any of them breaches paragraph (2) above or is otherwise in material breach of his or her duties.

         4) The general manager shall have the following powers and responsibilities without limitation to the generality of the other provision:

                  a) to preside over the JV Company's production, operation and management and to implement any resolutions of the Board;


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                  b)       to implement the JV Company's annual business plan;

                  c) to propose a plan for the structure of internal management for the JV Company for the Board's approval;

                  d) to propose the basic bylaws for the management of the JV Company for the Board's approval;

                  e) to make specific operating rules for the JV Company for the Board's record;

                  f) to appoint or dismiss employees other than the Management Personnel;

                  g) any other powers delegated to him by the Articles of Association or by the Board of Directors.

MANAGEMENT STRUCTURE
--------------------

         The JV Company's basic management structure shall be determined by the Board of Directors. The details of the JV Company's organizational structure and the establishment of employment positions other than Management Personnel positions shall be determined by the CEO

                          ACTICLE 9. LABOR MANAGEMENT


GOVERNING PRINCIPLE
-------------------

         Matters relating to the recruitment, employment, dismissal, resignation, wages and welfare of the staff of the JV Company shall be dealt with in accordance with the Labor Law of the PRC, the Trade Union Law of the PRC and related laws and regulations governing the JV Company (hereinafter collectively referred to as the "LABOR LAWS"). The JV Company's labor rules and policies shall be approved by the Board of Directors pursuant to Article 7, and the implementation thereof shall be handled by the CEO or under the his supervision.

EMPLOYMENT EXAMINATION AND RECRUITMENT
--------------------------------------

         1) The JV Company's working personnel, other than the Management Personnel, shall be employed by the JV Company in accordance with the terms of an individual labor contract approved by the Board. The Management Personnel shall be employed by the JV Company in accordance with the terms of individual employment contracts approved by the Board of Directors.

         2) The JV Company shall maintain strict control over the number and quality of its employees. The CEO shall have the right to dismiss any unsuitable or unqualified employees other than Management Personnel in accordance with the Labor Laws.

CONFORMITY WITH LABOR PROTECTION
--------------------------------

         The JV Company shall conform to rules and regulations of the Chinese government and any governing bodies concerning labor protection and ensure safe and civilized operations. Labor insurance for employees of the JV Company shall be handled in accordance with the Labor Laws.

TRADE UNION
-----------

         The JV Company's employees shall have the right to establish a trade union in accordance with the Trade Union Law of the PRC. Based on the Equity Joint Venture Law, the JV Company shall allot each month two percent (2%) of the total amount of the actual total base wages of the JV Company's employees for payment into a trade union fund if such trade union is established, such payment shall be an expense of the JV Company. The trade union shall use these funds in accordance with the relevant control measures for trade union funds formulated by the All China Federation of Trade Unions.

                  ACTICLE 10. FINANCIAL AFFAIRS AND ACCOUNTING


ACCOUNTING SYSTEM
-----------------

         1) The CFO of the JV Company shall be responsible for the accounting affairs of the JV Company. Subject to Article 8, no expenditure shall be permitted out of the JV Company's accounts without written authorization jointly from (i) the CFO and (ii) either the CEO or the deputy general manager.

         2) The CFO shall prepare the JV Company's accounting system in accordance with the Enterprise Financial and Accounting System and other relevant PRC laws and regulations, and submit such to the Board of Directors for adoption. All relevant documentation relating to the accounting system shall be filed with the relevant government department in charge of the JV Company and with the relevant local department of finance and shall also be delivered to the relevant tax authorities for their records. The CFO shall also maintain the financial reports of the JV Company, prepared in accordance with US GAAP.

         3) The JV Company shall adopt Renminbi as its bookkeeping base currency, but upon request of all the Parties, may also adopt US Dollars, Hong Kong Dollars or other foreign currencies as supplementary bookkeeping currencies.

         4) All accounting records, vouchers, books and statements of the JV Company must be made and kept in Chinese with the exception of the separate accounts to be prepared in accordance with US GAAP which may be kept in English. All financial statements and reports of the JV Company shall be made and kept in both Chinese and English.

         5) The exchange rate between any applicable foreign currency and RMB for the purposes of profit and loss accounts shall be the end of the month rate quoted by the People's Bank of China or otherwise required under the Enterprise Financial and Accounting System. The exchange rate for any other financial statements and reports shall be the middle rate quoted by the People's Bank of China on the last date of the relevant accounting period.

         6) The exchange rate between any applicable foreign currency and RMB for the purposes of entry of any accounting records, vouchers and books shall be the middle rate quoted by the People's Bank of China on the date of occurrence of the relevant transaction.

FISCAL YEAR
-----------

         The JV Company shall adopt the Gregorian calendar year as its Fiscal Year. The JV Company's first Fiscal Year shall commence on the date of receipt of the Business License and shall end on the immediately succeeding December 31.

AUDITING
--------

         1) The Parties shall have full and equal access to the JV Company's accounts, which shall be kept at the legal address of the JV Company. The JV Company shall furnish to each Party unaudited financial reports on a monthly basis (within 20 days after the end of any month) and quarterly basis (within 30 days after the end of any quarter). In addition, each Party, at its own expense and upon advance notice to the JV Company, may appoint an accounting firm registered in the PRC or abroad to audit the accounts of the JV Company on behalf of such Party. The JV Company shall permit any such accounting firm to examine all of its accounting and financial records and other documents subject to such accounting firm undertaking to maintain the confidentiality of such documents.

         2) The JV Company shall engage one of the Specified Accountants to audit its accounts and issue an auditors' report. Drafts of the audited financial statements and report shall be provided to each Party and to the Board of Directors for review within two (2) months after the end of each Fiscal Year, and the final audited financial statements and report shall be completed not later than three (3) months after the end of each Fiscal Year.

         3) The activities of the CEO and the CFO shall be reviewed and the related accounts audited by the JV Company on each of the following occasions:

                  a)       termination of tenure;

                  b)       removal by the Board of Directors;

                  c)       voluntary resignation.


BANK ACCOUNTS AND FOREIGN EXCHANGE CONTROL
------------------------------------------

         Subject to the approval of relevant authority, the JV Company shall open foreign exchange accounts and RMB accounts at banks within the PRC which have been approved to operate foreign exchange business and, upon approval by the State Administration of Foreign Exchange, shall open foreign exchange accounts at banks in Hong Kong or elsewhere outside the PRC. The JV Company's foreign exchange transactions shall be handled in accordance with the PRC regulations relating to foreign exchange control.

                      ACTICLE 11. DISTRIBUTION OF PROFITS


DISTRIBUTION OF PROFITS
-----------------------

         1) The JV Company shall not distribute any net profits of the current year unless the losses of previous years have been made up and the requirements in the Milestone 1 in Article 21 are satisfied. Retained profits from previous years may be distributed together with those of the current year.

         2) Once requirements listed in the Milestone 1 at the end of each fiscal year are satisfied, The Team is subject to receive 5% of net income of that fiscal year as bonus

         3) After the JV Company has paid any applicable taxes and made up any losses incurred in previous years, the Board of Directors shall decide the allocations of the after-tax profits to the Three Funds in accordance with applicable PRC laws.

         4) The Board of Directors shall reserve 20% of NET INCOME for long term investment not later than four (4) months after the end of each Fiscal Year. Any amount of after-tax profits not so required to be retained after allocation to the Three Funds shall be promptly distributed to each party in proportion to each Party's actual capital contribution to the JV Company (e.g., 45% for The Team). The Team shall propose to the Board of Directors on the amount for profit distribution; then decisions regarding profit distribution can be made.

         5) Dividends of the JV Company shall be calculated and declared in RMB, HKD, or USD.

         6)       The right set in Article 5 OBLIGATIONS AND RIGHTS OF THE TEAM
                  (5) and the rights set in this section (2) of this Article 11 for The Team are mutually excluded.

LOSSES RECUPERATION
-------------------

         If the JV Company incurs an annual loss, the JV Company shall make up the losses from the following funds in the following order:

         a)       the JV Company's reserve fund;

         b)       the JV Company's profits of the next year. ACTICLE 12.

                             TAXATION AND INSURANCE


INCOME TAX AND OTHER TAXES
--------------------------

       The JV Company shall pay all taxes required under laws and regulations of the PRC and any other governing bodies. The JV Company's employees shall pay individual income tax in accordance with the Individual Income Tax Law of the PRC and other governing bodies.

INSURANCE
---------

         The JV Company shall at all times maintain insurance coverage of the types and in the amounts determined by the CEO and approved by the Board of Directors. The JV Company shall obtain insurance from insurance companies in the PRC, subject to any applicable PRC laws and regulations.

                          ACTICLE 13. NON COMPETITION


         The Team, without Group's prior written consent, not to, with or on behalf of any person, directly or indirectly, be interested in, or carry on, any business or activity, in selling Broadcom Corporation's products, and/or products sold by the JV through other entity or entities for the period in which such Party holds an Equity Interest in the JV Company and until the expiry of six (6) months thereafter.

                          ACTICLE 14. CONFIDENTIALITY


CONFIDENTIALITY
---------------

         1) Each Party acknowledges that it may have disclosed or may disclose to the other Parties confidential and proprietary information concerning its business, financial condition, proprietary technology, research and development and other confidential matters in connection with entry into this Agreement. Each of the Parties further acknowledges that it may obtain such confidential and proprietary information concerning the JV Company and the JV Company may also obtain such confidential and proprietary information about each of the Parties. Except to the extent otherwise agreed, each Party which receives any such information as aforesaid (hereinafter referred to as "CONFIDENTIAL INFORMATION") undertakes, and shall cause the JV Company, to at all times during the continuation of this Agreement:

                  a) to maintain the confidentiality of such Confidential Information and not, without the prior written approval of the Party whose Confidential Information is concerned, to disclose or permit it to be made available to any person or entity; and

                  b) only to use the Confidential Information for purposes specified in this Agreement and for the carrying on by the JV Company of its ordinary business and for this purpose, subject to paragraph 4) below, a Party may only disclose the Confidential Information to such of its officers, employees and its Affiliates, or professional advisers acting for any of the above persons, on a "need-to-know" basis.

         2) The provisions of paragraph (1) above shall not apply to Confidential Information that:

                  a) is or becomes public knowledge otherwise than through the receiving Party's breach of this Agreement;

                  b) was obtained by the receiving Party from a Third Party having no obligation of confidentiality with respect to such Confidential Information; or

                  c) is required to be disclosed by order of any competent court or governmental authority or other regulatory authorities having jurisdiction over the JV Company or the relevant Party provided that such disclosure is limited to the extent required.

         3) Each Party undertakes to advise its directors, senior staff, and other employees receiving such Confidential Information of the existence of and the importance of complying with the obligations set forth in paragraph (1) above.

         4) Each Party undertakes to, and to cause the JV Company to formulate rules and regulations to cause its Directors, senior staff, other employees and professional advisors, and those of its Affiliates, as such persons are in receipt of Confidential Information, to comply with the confidentiality obligations set forth in this Article. All Directors and such senior staff and other employees of the JV Company as directed by the Board of Directors, shall be required to sign a confidentiality undertaking in a form reasonably acceptable to each of the Parties.

                       ACTICLE 15. TERM OF THE JV COMPANY


TERM OF THE JV COMPANY
----------------------

         The JV Company shall have a term of fifty (50) years from the date of the issue of the Business License, unless this Agreement is terminated.

EXTENSION OF THE TERM
---------------------

         If each of the Parties agrees to extend the term of the JV Company, the JV Company shall file an application with the Approval Authorities at least six (6) months before the end of the term.

     ACTICLE 16. MERGER, DIVISION, BANKRUPTCY, TERMINATION AND LIQUIDATION


MERGER OR DIVISION
------------------

         The merger or division of the JV Company shall be subject to the majority approval of the Board of Directors pursuant to Article 7 and the approval of the Approval Authorities.

         If the JV Company is declared bankrupt or insolvent by a people's court in accordance with the laws of PRC, the liquidation of the JV Company shall be conducted in accordance with applicable laws of PRC and with
         Article 15 TERMINATION below.

TERMINATION
-----------

         1) This Contract shall terminate under any of the following circumstances:

                  a)       the term of the JV Company expires;

                  b) the JV Company suffers losses and the Board of Directors unanimously resolves that the JV Company be liquidated on the basis that in its opinion the JV Company is likely to continue to suffer financial losses from which it is unlikely to recover;

                  c) subject to Article 16, if the JV Company is resolved to be dissolved in accordance with Article 17 in connection with any Force Majeure;

                  d) if the JV Company is declared bankrupt or insolvent by a court in the relevant jurisdiction in accordance with the applicable laws;

                  e) subject to Article 16 TERMINATION 3), if any of the Parties is declared bankrupt or insolvent by a court in the relevant jurisdiction in accordance with the applicable laws;

                  f) if this Agreement is determined to be unenforceable by the arbitration tribunal upon application of
                           Article 18 hereof; or

                  g)       all Parties agree in writing.

         2)       If any of the circumstances set out in Article 16 TERMINATION
                  (1) has occurred, each of the Parties shall consent, and cause the JV Company, to (THE FILING IS MADE BY THE JV COMPANY UNDER PRC LAWS) file an application with the Approval Authorities for termination of this Contract and the JV Company. Each Party agrees to take all actions and to sign all documents, and to procure its nominee Director on the Board of Directors to take all actions and to sign all documents, which are legally required to effect the termination of this Agreement and the JV Company.

         3)       If any of the circumstances set out in Article 16 TERMINATION
                  (1)(c) or (f) has occurred on the part of any of the Parties (the "Affected Party"), each of the other Parties shall have the right to, within 60 days of such occurrence, to the extent permitted by the PRC laws and regulations, purchase the Equity Interests of the Affected Party in proportion to its actual capital contribution to the JV Company as compared against the aggregate actual capital contribution of all the Parties (apart from the Affected Party), on the same principles as contained in Articles 4 mutatis mutandis (except otherwise is provided in this sub-paragraph) at a price equal to the value of the i) actual capital contribution made by the Affected Party to the JV Company, or ii) the affected or declared Party's pro rata share of the net book value of net assets of the JV Company by reference to the proportion its actual capital contribution bears to all the actual capital contribution to the JV Company, whichever is lower; provided, however, that the JV Company shall carry on its business in full force after the foregoing purchase of Equity Interests. The Affected Party hereby agrees to take all actions and execute all documents necessary for such acquisition, including, without limitation, (i) causing the Director(s) it has appointed to the JV Company to vote for such approval, and
                  (ii) executing a written consent to such acquisition.

LIQUIDATION
-----------

         1)       If this Agreement is terminated under Article 16 TERMINATION
                  (1), the Board shall establish a Liquidation Committee according to the Measures on the Liquidation of the Foreign Invested Enterprise. The following procedures only cover normal liquidation, procedures for special and bankruptcy liquidations will be in accordance with the applicable PRC laws and regulations. The number of the members of the Liquidation Committee shall be determined by the Board of Directors, but each Party not in default, bankruptcy or insolvency shall be entitled to appoint at least one member.

         2) The Liquidation Committee shall value and liquidate the JV Company's assets in accordance with relevant laws and regulations.

         3) The Liquidation Committee shall conduct a thorough examination of the JV Company's fair market value and its assets and liabilities. On the basis of such examination, the Liquidation Committee shall develop a liquidation plan for the liquidation of the JV Company.

         4) All actions, including, without limitation, the disposition of any assets with a value in excess of RMB 1,000,000.00 of the JV Company, of the Liquidation Committee shall require the unanimous consent in writing from all the members of the Liquidation Committee. No member of the Liquidation Committee shall have the power to take any action binding the JV Company without the express authorization in writing of all members of the Liquidation Committee.

         5) Upon completion of all liquidation procedures, the Liquidation Committee shall submit its final report, after approval by the Board of Directors, to the relevant government authorities for record. Thereafter, the Business License of the JV Company shall be cancelled and the JV Company shall be dissolved.

         6) If during the course of the liquidation, the Liquidation Committee concludes that the assets of the JV Company are not sufficient to pay off its debts, the Liquidation Committee, subject to the unanimous approval of the Board of Directors (excluding those appointed by any Party in default, bankruptcy or insolvency), shall apply to the local court to declare the JV Company bankrupt or insolvent and commence bankruptcy or insolvency proceedings.

         7) The total assets of the JV Company shall be applied in the following order upon the completion of the liquidation of all the assets of the JV Company:

                  a)       all costs of the liquidation;

                  b) wages and labor insurance premiums of the staff and personnel of the JV Company;

                  c)       due taxes;

                  d) the JV Company's other debts, including due expenses of management and operation;

                  e) distribution to the Parties pro rata to their respective Equity Interests in the JV Company (however, where one or more of the Parties fails to make full contribution, pro rata to their respective actual capital contribution).

         8) As of the establishment of the Liquidation Committee, the JV Company shall not develop any new business. ACTICLE 17.

                            ARTICLE 17. FORCE MAJEURE


"FORCE MAJEURE" shall mean any act or event that prevents an affected Party from performing its obligations in accordance with the provisions of this Contract, if such act or event is beyond the reasonable control of and not the result of the fault or negligence of the affected Party and such Party has been unable to overcome such act or event by taking any reasonable action, including, without limitation, natural phenomena (including but not limited to storms, hurricanes, floods, drought, lightning and earthquakes), fires, wars, civil disturbances, riots, insurrections and sabotage and actions by a governmental authority that are not voluntarily induced or promoted by a Party, including any change in applicable law.

Except where the nature of the event shall prevent it from doing so, the Party suffering any Force Majeure shall, promptly after the occurrence of such Force Majeure, notify the other Parties in writing and provide proper evidence of the occurrence of the event and an estimate of its duration and effect and shall in every instance, to the extent reasonable and lawful under the circumstances, use its reasonable efforts to mitigate any losses, damages, or costs arising directly or indirectly from such Force Majeure.

After the occurrence of Force Majeure, all Parties shall negotiate on the issue as to the continuous performance of this Contract.

If a Party is unable to perform its contractual obligations under this Contract due to an event of Force Majeure, and such event continues for a period exceeding six (6) months after written notice of the occurrence of such event is given by the affected Party to each of the other Parties and the Parties have been unable to find an equitable solution pursuant to this Article 17, subject to Article 16, the Directors representing the unaffected Parties may, by a unanimous decision, resolve to dissolve the JV Company notwithstanding Article 7.

                       ACTICLE 18. SETTLEMENT OF DISPUTES


ARBITRATION
-----------

         a) In the event of any dispute, controversy, or claim (collectively, a "DISPUTE") arising out of or relating to this Contract, the Parties shall attempt in the first instance to resolve such Dispute through friendly consultations. If no mutually acceptable settlement of a Dispute is made within sixty (60) days after the last Party becoming aware of the Dispute, the Dispute shall be submitted for, and be decided finally by, arbitration.

         b) Any arbitration of a Dispute arising out of or in connection with this Contract shall be conducted at the Hong Kong International Arbitration Center in Hong Kong and in accordance with the UNCITRAL Arbitration Rules. The arbitrators may refer to this Agreement and all proceedings in such arbitration shall be conducted in English. The arbitration shall be handled by a panel of three arbitrators all of whom shall be fluent in Chinese and English. One arbitrator shall be appointed, individually or jointly, by the claimant Party/Parties, another arbitrator shall be appointed, individually or jointly, by the respondent Party/Parties, the third arbitrator shall be a person agreed upon by the above claimant and respondent. If they fail to agree within thirty
                  (30) days, the third arbitrator shall be chosen as provided in the UNCITRAL Arbitration Rules and shall serve as chairman of the panel. The arbitrators shall decide in their award the allocation of costs, including, without limitation, the arbitrator's fees, expenses for translators and translations required in connection with the arbitration and all other costs to which the Dispute may give rise. The arbitration award shall be final and not be subject to appeal. Any competent court may enforce such an award.

EFFECT OF ARBITRATION AWARD
---------------------------

         The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

COSTS
-----

         The costs of arbitration shall be borne by the losing Party unless otherwise determined by the arbitration award.

CONTINUING RIGHTS AND OBLIGATION
--------------------------------

         When any Dispute occurs and is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations, under this Agreement.

                           ACTICLE 19. APPLICABLE LAW


APPLICABLE LAW
--------------

         The formation, validity, interpretation and performance of this Agreement, and any Disputes arising under this Agreement, shall be governed by the laws of the PRC.

PREFERENTIAL TREATMENT
----------------------

         The JV Company and the Parties shall be entitled in accordance with applicable PRC laws to enjoy any tax, investment or other preferential treatment that becomes available to foreign invested enterprises or foreign investors after the signing of this Agreement and which are more favorable than those set forth in this Agreement. The Parties agree that they shall promptly apply or procure that the JV Company shall apply, if required by law, to the relevant PRC authorities for the JV Company or any of the Parties to enjoy such preferential treatment.

                      ACTICLE 20. MISCELLANEOUS PROVISIONS


WAIVER
------

         Unless the laws otherwise stipulate or this Agreement otherwise provides, failure or delay on the part of any Party hereto to exercise a right under this Agreement shall not operate as a waiver thereof, nor shall any single or partial exercise of a right preclude any other future exercise thereof within the legal period or the period stipulated in this Agreement.

ASSIGNMENT
----------

         Except as otherwise provided herein, neither this Agreement nor any rights and obligations hereunder may be assigned in whole or in part by any Party without the prior written consent of each of the other Parties, where required by law, the approval of the Approval Authorities.

AMENDMENT
---------

         This Agreement is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Agreement may not be amended orally, and any amendment hereto must be agreed to in a written instrument signed by each of the Parties and, where required by law, approved by the Approval Authorities before taking effect.

SEVERABILITY
------------

         The invalidity of any provision of this Agreement shall not affect the validity of any other provision of this Agreement.

SURVIVAL
--------

         Notwithstanding anything contained in this Agreement to the contrary, the provisions contained in Articles 6 INDEMNITY, 7 INDEMNITY OF DIRECTORS, 13, 14, 16, 18, 19 and this Article 20 shall survive the termination of this Contract.

LANGUAGE
--------

         This Contract is signed in the English language in four (4) originals. Each Party may keep one original, each of which shall have equal legal effect and the others shall be submitted to the Approval Authorities.

COUNTERPARTS
------------

         This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute one and the same instrument.

NOTICE
------

         Any notice or written communication provided for in this Agreement from one Party to any other Party or to the JV Company shall be made in writing in English or Chinese and sent by courier service, or by facsimile or electronic communication with a confirmation copy sent by courier service. The date of receipt of a notice or communication hereunder shall be deemed to be seven (7) days after the date on which such notice or written communication is given to a-courier service or the day following that on which a facsimile or electronic communication was sent, provided the facsimile or electronic communication is evidenced by a confirmation receipt and the confirmation copy is sent. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to each other Party.

         Comtech Group Inc
            Addressee: Yi Kang
                Mailing Address: Rm 1001, Tower C, Skyworth Building, high-tech
                                 Industrial Park Shenzhen 518057, P R China
                  Telephone: 86-755-26743210
                  Facsimile: 86-755-26743508

         Broadwell Group Limited.
                Addressee: Steve Deng
             Mailing Address: c/o Overseas Management Company Trust (B.V.I)
                              Limited, P.O.Box 3152, Road Town, Tortola,
                              British Virgin Islands
                  Telephone:
                  Facsimile:

                             ACTICLE 21. MILESTONES


         In order to monitor the performance conducted by management team of the JV, the Parties have agreed to set following Milestones. Milestone 1 is set for the early stage of the JV in serving the purpose of profit distribution. Milestone 2 is set for the mature stage of the JV Company to serve purpose of equity transformation.

MILESTONE 1
-----------

         The JV Company has listed the following targets for performance evaluation, which will ultimately decide bonus and dividends of The Team at the end of each fiscal year. According to audited financial report at the end of each fiscal year pursuant to Article 10, if the JV Company can generate REVENUE equal or higher, NET INCOME equal or higher, and CASH INFLOW FROM OPERATION equal or higher than the criteria listed in the following table, the requirements of Milestone 1 is satisfied.

                         Revenue         Net Income    Cash Inflow from
                                                       Operation
        -------------- ---------------- -------------- --------------------
        First fiscal   USD 11 million   US$ 500,000    70% of revenue of
        Year                                            this year
        -------------- ---------------- -------------- --------------------
        Second fiscal  USD 18 million   US$ 830,000    70% of revenue of
        Year                                           this year
        -------------- ---------------- -------------- --------------------
        Third fiscal   USD 29 million   US$ 1,380,000  70% of revenue of
        Year                                           this year
        -------------- ---------------- -------------- --------------------

IN WITNESS WHEREOF, the duly authorized representative of each Party has signed this Contract in Hong Kong.



Comtech Group Inc.



/s/ Jeffrey Kang
-----------------------------------------------
         Sign             Date
Name: Jeffrey Kang
Position: CEO




BROADWELL GROUP LIMITED


/s/                           1/17/2005
-----------------------------------------------
         Sign             Date
Name:
Position:


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